                            THE AETNA SERVICES, INC.
                        SUPPLEMENTAL PENSION BENEFIT PLAN








                                                            AMENDED AND RESTATED
                                                           AS OF JANUARY 1, 1999
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                                TABLE OF CONTENTS

Article                                                                                  Page
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
1. DEFINITIONS AND CONSTRUCTION........................................................     3
2. BENEFITS ...........................................................................     6
3. MANAGEMENT OF THE PLAN .............................................................    14
4. AMENDMENT AND TERMINATION ..........................................................    15
5. ADOPTION BY AFFILIATE ..............................................................    16
6. MISCELLANEOUS ......................................................................    17

Appendix

A. LIST OF PARTICIPATING COMPANIES ....................................................    19

         Aetna Inc. (the "Company") hereby amends and restates, effective January 1, 1999, The Aetna Services, Inc. Supplemental Pension Benefit Plan (the "Plan"). The benefits payable to any Participant (or a Beneficiary on behalf of the Participant) who retired, otherwise terminated employment, or died prior to January 1, 1999 shall be calculated and paid under the terms and provisions of the Plan as in effect on the date the Participant retired, otherwise terminated employment or died; and no such Participant shall have a Supplemental Account Balance, the right to any form of benefit provided in this Plan, or any other rights or features in this Plan.

         This Plan is intended to provide benefits which supplement the benefits provided under The Retirement Plan for Employees of Aetna Services, Inc. (the "Retirement Plan"): (1) benefits in excess of those permitted to be provided after application of one or more limits applicable to the Retirement Plan under the Internal Revenue Code of 1986, as amended (the "Code"); (2) benefits attributable to certain elements of the employee's compensation not taken into account in determining the employee's pension under the Retirement Plan; and (3) benefits provided at the direction of the Board of Directors of the Company, the Board of Directors of the Employer, or other authorized officers of the Company or the Employer, but which are not provided under the Retirement Plan. That portion of the Plan that provides benefits that are attributable solely to the benefits that would be provided under the Retirement Plan but for the application of the limitations of Section 415 of the Code shall be treated as a separate plan which is an excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended.


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                                    ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

         1.1 "AFFILIATE" means any entity which, with the Company, constitutes a group of trades or businesses under common control, a controlled group of corporations, an affiliated service group, or a group of corporations otherwise required to be aggregated, as provided in Sections 414(b), (c), (m), and (o) of the Code, respectively.

         1.2 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.3 "COMPANY" means Aetna Inc. or any successor by merger, consolidation, purchase or otherwise.

         1.4 "EARNINGS" shall be as defined in the Retirement Plan, except without regard to the cap imposed therein pursuant to Section 401(a)(17) of the Code, and provided further that:

                  (a) With respect to any awards made to a Participant under the Company's Management Incentive Plan, the following shall apply:

                           (1) an award paid in cash and not deferred by the
                  Participant shall be included in Earnings when paid;

                           (2) an award deferred by the Participant shall never
                  be included in Earnings (either when earned or when paid), unless the Participant's Earnings for the year in which the award would have been paid if not deferred, without regard to such award, exceed the limit established by Section 401(a)(17) of the Code, in which case: for performance years 1998 and earlier, the award shall be allocated to the Participant's Earnings over the twelve month performance year prior to the earliest date on which the award would have been payable if the Participant had so elected; and for performance years 1999 and later, the award shall be allocated to the Participant's Earnings in a lump sum within a reasonable time after the date on which the award would have been paid if not deferred; and

                           (3) an award paid in the form of a grant of a Company
                  stock option pursuant to the Company's Executive Bonus Exchange for Stock Options Program shall be excluded from Earnings; provided, however, that if the Participant's Earnings for the year in which the award would have been paid if not deferred, without regard to such award, exceed the limit established by Section 401(a)(17) of the Code: (i) the dollar amount of such bonus exchanged for Company stock under the 1998 program shall be included in Earnings; and (ii) if such grant of a Company stock option under the 1999 and subsequent programs is subsequently converted into a deferred bonus pursuant to an opt-out election permitted by the Company, the dollar amount of such bonus exchanged for Company stock shall be included in Earnings; in each such case in a lump sum within a reasonable time after the date on which the award would have been paid if cash had been elected.

                  (b) With respect to Highly Leveraged Employees, for 1999 and subsequent Plan Years, the Earnings of any Participant taken into account under the Plan shall not exceed $500,000. For prior years, certain other limits apply as set forth in the plan document in effect prior to January 1, 1999.

                  (c) Consistent with the Retirement Plan, Earnings shall be determined as if no elective salary reduction had been made pursuant to Sections 125 and 401(k) of the Code, or pursuant to the Supplemental Incentive Savings Plan.

         (d) Earnings shall not include certain cash Merger Awards made to recognize individual employee efforts in connection with the U.S. Healthcare Merger and related integration efforts and certain other payments which are determined by the Company, from time to time, to be excluded from Earnings.

         1.5 "Effective Date" means, unless otherwise stated, the effective date of this amended and restated Plan, January 1, 1999.

         1.6 "Eligible Employee" means, for any Plan Year commencing on or after the Effective Date, an individual who is actively employed by the Employer or a Participating Company and an Eligible Employee under the Retirement Plan, and: (1) whose benefit under the Retirement Plan is limited by the application of Section 401(a)(17) or 415 of the Code, (2) who earns or has earned awards under the Employer's Management Incentive Plan or plans of similar nature providing for performance bonuses to employees at mid-level management and above which are not taken into account in determining the Employee's benefit under the Retirement Plan and which are included in the definition of Earnings in this Plan, or (3) who has entered into an agreement with the Employer or a Participating Company that is ratified by the Employer prior to July 19, 1996 or by the Company thereafter and that provides for an award to the Employee of additional years of service, compensation or other amounts for the purpose of determining a pension benefit but which is not taken into account in determining that benefit under the Retirement Plan. With respect to (1) and (2) above, an individual shall become an Eligible Employee on the date the individual receives written notice thereof.

         1.7 "EMPLOYER" means Aetna Services, Inc.

         1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.9 "EXCESS BENEFIT PLAN" means an excess benefit plan within the meaning of Section 3(36) of ERISA.

         1.10 "HIGHLY LEVERAGED EMPLOYEE" means an employee who is so designated by the Employer or a Participating Company, in the sole discretion of such Employer or Participating Company, by virtue of the material emphasis by the Employer or a Participating Company, as the case may be, on variable or incentive pay.

         1.11 "PARTICIPANT" means an Eligible Employee or former Eligible Employee.

         1.12 "PARTICIPATING COMPANY" means any Affiliate which either (a) is listed in Appendix A on the Effective Date, or (b) after the Effective Date, adopts the Plan in accordance with the provisions of Article 5 hereof. A Participating Company may adopt this Plan with respect to less than all of its otherwise eligible employees. On the date that a Participating Company ceases to be an Affiliate, it shall also cease to be a Participating Company, pursuant to
Section 5.2 hereof.

         1.13 "PLAN" means The Aetna Services, Inc. Supplemental Pension
Benefit Plan, as set forth herein and as amended from time to time. To the extent that Supplemental Benefits are provided to Participants solely as a result of the application of the limitations of Section 415 of the Code in the determination of such Participants' benefits under the Retirement Plan, the Plan shall be an Excess Benefit Plan which shall be a separate plan hereunder but shall be included in the definition of "Plan."

         1.14 "PLAN YEAR" means the calendar year.

         1.15 "RETIREMENT PLAN" means The Retirement Plan for Employees of Aetna Services, Inc., as amended and restated effective January 1, 1999, and as amended thereafter from time to time.

         1.16 "SUPPLEMENTAL ACCOUNT BALANCE" means the amount calculated in accordance with Section 2.1.

         1.17 "SUPPLEMENTAL BENEFIT" means the benefit provided under this Plan.

         1.18 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Where appropriate, words used in the singular include the plural and words used in the plural include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Plan, not to any particular provision or Section. Capitalized terms used herein and not defined above shall have the meanings set forth in the Retirement Plan.

                                    ARTICLE 2
                                    BENEFITS

         2.1 AMOUNT OF BENEFITS.

         (a) CALCULATION OF BENEFITS. Commencing January 1, 1999, the amount of a Participant's Supplemental Account Balance shall equal the difference between:

                  (1) the amount that would have constituted the Participant's Account Balance in the Retirement Plan calculated as of the Participant's Termination from Service Date if:

                  (A) Sections 401(a)(17) and 415 of the Code did not apply to the calculation,

                  (B) Earnings as defined herein were used in the calculation, and

                  (C) any awards of additional years of service, compensation or other amounts that were made to the Participant for the purpose of determining a pension benefit were taken into account, provided, however, that any such award must be made in a written contract or plan between the Participant and the Participant's employer and ratified by the Employer prior to July 19, 1996 or by the Company thereafter; and

         (2) the Participant's actual Account Balance in the Retirement Plan calculated as of the Participant's Termination from Service Date.

After the Termination from Service Date, any changes in the Supplemental Account Balance shall be calculated independently of the Account Balance under the Retirement Plan, applying the annual Interest Credit rules set forth in the Retirement Plan.

(b) SPECIAL RULE FOR PARTICIPANTS ON LONG-TERM SEVERANCE. Notwithstanding
Section 2.1(a) above, the benefit hereunder for Participants who were on specially negotiated long-term severance or departure arrangements as of January 1, 1999, shall be calculated without giving credit for an "Opening Balance" under the Retirement Plan for purposes of Section 2.1(a)(1) above.

         (c) SPECIAL RULE FOR REHIRED PARTICIPANTS. Notwithstanding Section 2.1(a) above, in the case of a rehired Participant, the calculation of a Supplemental Account Balance shall take into consideration the balances that existed in this Plan and in the Retirement Plan as of the Participant's previous Termination from Service Date and any distributions made therefrom. In addition, notwithstanding a Participant's subsequent reemployment, benefits in pay status shall not thereafter be suspended.

         (d) EXCESS BENEFIT PLAN AMOUNT. The amount of any Supplemental Benefit payable to a Participant under the portion of the Plan that is an Excess Benefit Plan shall be determined taking into account any actuarial adjustments to the limits applicable under Section 415 of the Code and the terms of the Retirement Plan on the basis of the form and time of payment of the Participant's benefit under the Retirement Plan.

         (e) OCCURRENCE OF DISTRIBUTION. The Supplemental Account Balance shall be reduced as follows to reflect distributions:

                  (1) In the case of a lump sum distribution, on the first day of the month in which the distribution is actually made;

                  (2) In the case of an annuity, on the first day of the month in which the Annuity Starting Date occurs, at which time the Supplemental Account Balance shall be reduced to zero.

         (f) PRESERVATION OF TRANSITION PARTICIPANT'S ACCRUED FINAL AVERAGE PAY BENEFIT. In addition to the foregoing, if a benefit in excess of the Cash Balance Account Balance is payable in accordance with Section 6.4 or 7.4 of the Retirement Plan pursuant to Code Section 411(d)(6), a coordinated benefit in excess of the Supplemental Account Balance shall be payable under this Plan.

         2.2 OPTIONAL FORMS. The Participant may elect to receive his or her vested Supplemental Benefit in one of the following forms:

         (a) Lump Sum. A lump sum payment to the Participant, with the remaining Supplemental Account Balance, if any, used to provide an annuity form of benefit, either immediately or with a deferred commencement date. The lump sum shall be 50% of the Supplemental Account Balance; provided, however, that if a Participant's Supplemental Account Balance is $25,000 or less, the Participant shall receive a lump sum of 100% of the Supplemental Account Balance;

         (b) Life Annuity. A single life annuity providing a monthly annuity to the Participant during the Participant's life with all payments stopping on the Participant's death;

         (c) Full Cash Refund Annuity. A single life annuity providing a monthly annuity to the Participant during the Participant's life and a final payment after the Participant's death to the Beneficiary equal to the difference, if any, between the Participant's Supplemental Account Balance on the Annuity Starting Date with respect to such annuity less the sum of all annuity payments made prior to the Participant's death;

         (d) Ten Year Certain and Life Annuity. A single life annuity providing a monthly annuity to the Participant during the Participant's life, and, if the Participant dies prior to the end of the 10 year period commencing on the Annuity Starting Date with respect to such annuity, payments to the Participant's Beneficiary for the remainder of such 10 year period;

         (e) 50% Joint and Survivor Annuity. A joint and survivor annuity providing a monthly annuity to the Participant during the Participant's life, with a continuing annuity for the life of the joint annuitant, whom the Participant designates prior to the commencement of annuity payments, which shall be 50% of the annuity payable to the Participant during the Participant's life; and

         (f) 100% Joint and Survivor Annuity. A joint and survivor annuity providing a monthly annuity to the Participant during the Participant's life, with a continuing annuity for the life of the joint annuitant, whom the Participant designates prior to the commencement of annuity payments, which shall be 100% of the annuity payable to the Participant during the Participant's life.

None of the annuity options shall include the Social Security supplement until age 62 or cost of living adjustments (collectively "COLA Features"); provided, however, a Participant (i) whose benefit under the Retirement Plan is limited by
Section 415 of the Code and (ii) who elects solely an annuity, commencing at the same time under both the Retirement Plan and this Plan, may elect under this Plan the same annuity option with COLA Features which is elected under the Retirement Plan. Once an annuity is in payment status no further election as to type of annuity may be made.

         2.3 ELECTION AS TO TIME, FORM OF PAYMENT AND BENEFICIARY. Each Participant shall make an election, on a form and in the manner prescribed by the Company for this purpose, specifying the time at which and the form (lump sum and annuity or annuity only) in which his or her vested Supplemental Account Balance is to be paid and the Participant's designated Beneficiary. Such election shall be made by the later of: December 31, 1998 or not more than 90 days after the date on which the individual becomes a Participant. Any election which does not comply with these time limits will be deemed an election pursuant to Section 2.4 and will be effective only if it complies with the rules set forth therein.

         Except as otherwise provided in Section 2.4 and Section 2.5, payment of a Participant's vested Supplemental Account Balance shall be made to the Participant at the time and in the form (lump sum and annuity or annuity only) specified for payment in the election made by the Participant described above.

         In the absence of an election which complies with either this Section
2.3 or Section 2.4, a Participant's vested Supplemental Account Balance shall be paid in accordance with Section 2.2 (a) above, with the annuity portion, if any, being paid as a full cash refund single life annuity as set forth in Section 2.2
(c), and with the lump sum to be paid, and annuity payments to commence, immediately upon the Participant's Termination from Service.

         2.4 ABILITY TO CHANGE ELECTION. Notwithstanding any election that may have been made by a Participant pursuant to Section 2.3, a Participant who has not yet had a Termination from Service may elect to receive payment of the vested Supplemental Account Balance at a time and in a form (lump sum and annuity or annuity only) other than that specified by the Participant in the election made pursuant to Section 2.3; provided however that:





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
         (a) an election made under this Section 2.4 shall apply to Participant's entire vested Supplemental Account Balance notwithstanding any prior elections; and

         (b) if the Participant's Termination from Service Date occurs within one year and a day after the date on which the election to change is made, the election (other than a change in Beneficiary) shall not be honored and the Participant's vested Supplemental Account Balance shall be distributed in accordance with Section 2.3.

         2.5 PAYMENT IN THE EVENT OF PARTICIPANT'S DEATH. Notwithstanding any election that may have been made by a Participant pursuant to Section 2.3 or 2.4, any vested Supplemental Account Balance remaining pursuant to Section 2.1(d) above as of the date of the Participant's death shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable after the Company receives notification of the Participant's death.

         2.6 ACCELERATION OF PAYMENT. Notwithstanding any other provision of this Plan to the contrary, the Company in its sole discretion may accelerate the payment of vested Supplemental Account Balances to all or any group of similarly situated Participants, whether before or after the Participants' Termination from Service, in response to changes in the tax laws or accounting principles.

         2.7 SMALL PAYMENTS; LUMP SUM CASH-OUT. Notwithstanding any other provision of this Plan, if upon a Participant's Termination from Service Date the Supplemental Account Balance is not in excess of ten thousand dollars ($10,000), or such higher amount as may be determined by the Company from time to time, the Plan shall make a single lump sum payment of the entire vested Supplemental Account Balance to the

Participant or Beneficiary entitled to such benefit. Such lump sum payment shall be paid as soon as practicable after the Participant's Termination from Service Date. If the Participant has no vested interest in a benefit, the Participant shall be deemed to have a distribution of zero dollars on the Participant's Termination from Service Date. In the event the Supplemental Account Balance is not in excess of the dollar limitation at the time the Plan Administrator initially determines to pay the benefit, but the benefit is not immediately paid because the Participant (or Beneficiary) cannot be located or there is an administrative delay in making payment, distribution of the entire vested Supplemental Account Balance shall be made to the Participant (or Beneficiary) in a lump sum at such time as the Plan Administrator locates the Participant (or Beneficiary) or the issue causing the administrative delay is resolved.

         2.8 VESTING. An amount will only be payable pursuant to this Article 2 if the Participant is vested. A Participant will be vested in his or her Supplemental Account Balance if (i) he or she is vested in the benefit under the Retirement Plan, or (ii) in accordance with an agreement with the Employer or a Participating Company that is ratified by the Employer prior to July 19, 1996 or by the Company thereafter and that provides for an alternative vesting rule; subject however to Sections 2.11 and 2.12.

         2.9      PAYMENT OF FICA AND OTHER TAXES.

         (a) If, under applicable law and regulations, FICA and other taxes are required to be withheld by the Employer or the applicable Participating Company with respect to a Supplemental Benefit earned by a Participant during any period that Supplemental Benefits are not currently being paid to the Participant, then the compensation otherwise currently payable to a Participant from the Employer or the applicable Participating Company during such period shall be reduced by an amount equal to such FICA and other taxes. To the extent that the compensation currently payable to a Participant during any such period is insufficient to permit an amount equal to the FICA and other taxes required to be withheld by the Employer or the applicable Participating Company during that period to be withheld from such current compensation, the amount shall be taken by distribution from the Supplemental Account Balance.

         (b) If, under applicable law and regulations, FICA and other taxes are required to be withheld by the Employer for any period with respect to a Supplemental Benefit earned by the Participant during any period that Supplemental Benefits are currently being paid to the Participant, then, in the Employer's discretion, either the Supplemental Benefit or any other compensation otherwise currently payable to a Participant during such period shall be reduced by an amount equal to such FICA and other taxes, or such taxes shall be paid by distribution from the Supplemental Account Balance, if any.

         2.10 EXCESS BENEFIT PLAN. All Supplemental Benefits payable solely by reason of the application of the limitations of Section 415 of the Code to a Participant's benefit under the Retirement Plan shall be provided from the separate plan created herein that is an Excess Benefit Plan.

         2.11 UNFUNDED NATURE OF BENEFIT. No assets shall be segregated or earmarked with respect to any Participant and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate an interest or any portion thereof in any benefit payable hereunder. The Plan shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of each obligated party; provided, however, that the Employer and the Company reserve the right to meet the obligations created under the Plan through one or more trusts or other agreements.

         2.12 REDUCTION OF BENEFIT. If a Participant breaches an obligation to the Company, the Employer or a Participating Company with respect to the payment of a specific sum of money, the Company, the Employer or the applicable Participating Company may reduce any benefits payable to such Participant under this Plan, in the manner of setoff or otherwise, to the extent of such obligation and any costs incurred with respect thereto.

         In addition, the Company, the Employer and the Participating Companies do not waive any rights to reduce benefits, including but not limited to setoff rights, which such entities may have under applicable law or a prior written agreement between all or any of them and an Employee, all of which rights are enforceable independent of the terms of this Plan.

                                    ARTICLE 3
                             MANAGEMENT OF THE PLAN

         3.1 ADMINISTRATOR. The Employer shall be the Administrator with the sole responsibility for the administration of the Plan. The Administrator may delegate to any person or entity any powers or duties of the Administrator under the Plan. To the extent of any such delegation, the delegatee shall become responsible for administration of the Plan, and references to the Administrator shall apply instead to the delegatee. Any action by the Employer assigning any of its responsibilities as Administrator to specific persons who are all directors, officers, or employees of the Employer, the Company, or the Participating Companies shall not constitute delegation of the Administrator's responsibilities but rather shall be treated as the manner in which the Employer has determined internally to discharge such responsibility. The Administrator shall not be a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the portion of the Plan that is an Excess Benefit Plan.

         3.2 POWERS AND DUTIES OF THE ADMINISTRATOR. The Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan, decide all questions of eligibility, determine the status and rights of Participants, and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to receive from the Participating Companies and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (c) to furnish the Participating Companies, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

                  (e) to defend and initiate any lawsuit on behalf of the Plan or the Eligible Employees if the Administrator deems it reasonably necessary to protect the Plan or the Participants.

         If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan arising out of the administration thereof, the Administrator shall have the sole right to construe such provisions. Subject to the limitations of the Plan and applicable law, the Administrator may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder.
         The decisions of the Administrator with respect to any matter it is empowered to act on shall be made by it in its sole discretion based on the Plan documents and shall be final, conclusive and binding on all persons.


                                    ARTICLE 4
                            AMENDMENT AND TERMINATION

         4.1 AMENDMENT. The Company reserves the right to amend this Plan from time to time in any respect, including without limitation a prospective reduction in accrual of benefits. See Section 4.4 regarding prohibition of retroactive reduction of benefits accrued under this Plan.

         4.2 ACTION BY COMPANY. Any amendments to this Plan by the Company shall be made in writing and executed by the Senior Vice President, Corporate Human Resources or other Company officer holding such position, or by the President or Chief Executive Officer of the Company. Neither the consent of any Employee nor that of any payee is required for any amendment to the Plan.

         4.3 TERMINATION BY COMPANY. The Plan may be terminated in whole or in part by the Company at any time. The Plan as a whole shall be terminated only pursuant to a resolution of the Board of Directors of the Company. The Plan may be terminated in part in the same manner as is prescribed for the adoption of amendments. Neither the consent of any Employee nor that of any payee is required for any termination of the Plan.

         4.4 EFFECT OF AMENDMENT OR TERMINATION BY COMPANY. Any amendment or termination of this Plan by the Company shall be effective prospectively and shall not serve to retroactively reduce any right to a benefit accrued under this Plan up to the date of such amendment or termination; provided, however, that in the event of any termination or partial termination of the Plan (including a Participating Company's ceasing to be a Participating Company pursuant to Section 5.2), the Company shall have the right to immediately cash out each affected Participant's benefit, notwithstanding any elections that have been made.

                                    ARTICLE 5
                              ADOPTION BY AFFILIATE

         5.1 ADOPTION BY AFFILIATE. Any Affiliate may, with the consent of the Company, become a Participating Company under the Plan by a resolution of the Board of Directors of the Affiliate under which:

         (a) The Affiliate shall agree to be bound by all the provisions of the Plan in the manner set forth herein and any amendments hereto; and

         (b) The Affiliate shall agree to pay its share of expenses of the Plan as they may be determined by the Company from time to time.

         5.2 TERMINATION BY A PARTICIPATING COMPANY. Any Participating Company may at any time elect to terminate its participation under the Plan with respect to all or any group of the Participating Company's Employees. A Participating Company shall terminate its participation under the Plan by resolution of the Board of Directors of the Participating Company. Notwithstanding the above, a Participating Company shall cease to be a Participating Company, without any further action, upon ceasing to be an Affiliate of the Company. The termination of participation by a Participating Company shall not relieve the

Participating Company of its liabilities under this Plan, including but not limited to those liabilities imposed under Section 6.2 hereof.


                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 EXCLUSIVE BENEFIT. The Plan is maintained for the exclusive benefit of Participants.

         6.2 SOURCE OF PAYMENT. All benefits under the Plan shall be paid exclusively by the Employer or the applicable Participating Company from its general assets, provided that the Company shall be liable for all benefits under the Plan.

         6.3 RIGHTS OF EMPLOYEES. Nothing contained herein shall be deemed to give any Employee the right to be retained in the service of the Employer or the applicable Participating Company or to interfere with the right of the Employer or the applicable Participating Company to discharge such Employee at any time, nor shall it be deemed to give the Employer or the applicable Participating Company the right to require the Employee to remain in its service, nor shall it interfere with the right of the Employer or the applicable Participating Company to terminate service at any time.

         6.4 HEADINGS. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

         6.5 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision were omitted.

         6.6 ALIENATION OF BENEFITS. Except as provided in Section 2.12, and except as otherwise provided by law, and consistent with Section 2.11 hereof, no benefit under this Plan may be voluntarily or involuntarily assigned or alienated.

         6.7 LOST DISTRIBUTEES. Any benefit payable hereunder shall be deemed forfeited if the distributee to whom payment is due cannot be located, provided that such benefit shall be reinstated if a claim is made by the distributee for the forfeited benefit within two years of the date the forfeited benefit was originally payable pursuant to the provisions of Article 2.

         6.8 GOVERNING LAW. This Plan shall be construed according to the laws of the State of Connecticut to the extent not pre-empted by Federal law.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 1st day of June, 1999.

                             AETNA INC.



                             By:/s/ Elease E. Wright
                                -----------------------

                             Its: Senior Vice President, Corporate
                             Human Resources


Attest:


-----------------------





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
                                   APPENDIX A
                         LIST OF PARTICIPATING COMPANIES

                        A.                                           B.                        C.                        D.
              PARTICIPATING COMPANIES                          ORIGINAL DATE           TAX IDENTIFICATION              END OF
                                                                OF INCLUSION           NUMBER OF EMPLOYER            FISCAL YEAR
              -----------------------                          -------------           ------------------            -----------
Aetna Services, Inc.                                               9/1/72                  06-0843808                   12/31

Aetna Life Insurance Company                                       1/1/55                  06-6033492                   12/31

Aeltus Investment Management Inc.                                 1/26/73                  06-0888148                   12/31

Aetna Life Insurance and Annuity Company                           9/1/72                  71-0294708
                                                                                                                        12/31
Aetna U.S. Healthcare Dental Plan of California, Inc.              1/1/98                  06-1160812                   12/31

Aetna Healthcare of California, Inc.                               1/1/98                  95-3402799                   12/31

Aetna International, Inc.                                          1/1/98                  06-1028458                   12/31



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